EXHIBIT 99.1

                   [Letterhead of The Town and Country Trust]

FOR IMMEDIATE RELEASE:

THE TOWN AND COUNTRY TRUST ANNOUNCES FOURTH QUARTER AND FULL YEAR 2004 RESULTS

BALTIMORE, MD, FEBRUARY 24, 2005 - The Town and Country Trust (NYSE:TCT), a multifamily real estate investment trust, today reported results for the fourth quarter and year ended December 31, 2004. All per share results are reported on a fully diluted basis.

For the fourth quarter, the Company reported net income of $1.7 million, or $0.10 per share, compared to net income of $32.2 million, or $2.04 per share, for the fourth quarter of 2003. Net income for the full year ended December 31, 2004 was $1.8 million, or $0.10 per share, compared to $78.8 million, or $4.90 per share for 2003. The significant decline in net income from the fourth quarter and full year 2003 is the result of the inclusion in 2003 of gains on property sales of $38.7 million (before minority interest of $5.4 million) and $80.1 million (before minority interest of $11.0 million), respectively.

Funds From Operations ("FFO") for the fourth quarter of 2004 was $7.7 million, or $0.39 per share, compared to $4.8 million, or $0.26 per share, for the fourth quarter last year. FFO for the full year 2004 was $30.4 million, or $1.53 per share, compared to $33.0 million, or $1.75 per share for last year. Diluted FFO per share for 2003 has been restated to give effect to the assumed conversion of convertible debt in accordance with the adoption of Emerging Issues Task Force Issue 04-08 in the fourth quarter of 2004.

Net income and FFO were adversely affected by impairment charges aggregating $1.7 million in the first half of 2004 and $4.0 million in the fourth quarter 2003 relating to the Company's sale of two Charlotte, North Carolina apartment communities in 2004. Net income and FFO for 2004 were also adversely affected by fourth quarter separation charges of $1.5 million related to the departure of two senior executive officers and by third quarter expenses aggregating $573,000 related to hurricane damage sustained in Florida. Net income for the year was negatively impacted by a depreciation charge of $6.5 million ($0.33 per share) related to the change in estimated useful lives of certain assets.

The Company computes FFO in a manner consistent with the definition adopted by NAREIT (The National Association of Real Estate Investment Trusts) and considers FFO to be its primary supplemental performance measure. A reconciliation of FFO to net income is included in the accompanying Financial Highlights table.

Same Store Results

For both the quarterly and full year comparison, 12,332 apartments in 35 communities (94% of total apartments owned at December 31, 2004) were classified as "same store", i.e., owned throughout both years. For the fourth quarter of 2004, same store net operating income increased by 8.4% over the comparable quarter of the prior year. Same store rental revenues for the quarter grew by 5.1%, principally as a result of increases in rental rates of 4.4% (net of concessions), offset in part by a decline in occupancy to 92.4% from 93.8% in the fourth quarter of 2003. Fourth quarter 2004 occupancy statistics were adversely affected by a significant number of apartment homes not available for rent as a result of the redevelopment of a 692-unit community. Excluding this property, same store occupancy was 93.2% compared to 93.9% last year. On a sequential quarterly basis, same store occupancy decreased by 60 basis points from the third quarter 2004. During the fourth quarter, same store operating expenses increased by 0.7%, compared to last year.

In the full year comparison, same store net operating income and revenues increased by 3.2% and 2.7%, respectively. This is primarily attributable to increases in rental rates of 3.3% (net of concessions), offset in part by a decline in occupancy to 92.5% from 93.6% in 2003. Excluding the property under redevelopment referred to above, same store occupancy was 93.1% compared to 93.7% last year. Same store operating expenses grew by $1,011,000, or 2.1%, of which $573,000 relates to hurricane damage sustained in Florida during 2004.

CAPITAL MARKET ACTIVITIES

Over the past 17 months, the Company has raised additional capital on two separate occasions. In August 2003, the Company sold $74.75 million of 5.375% Convertible Senior Notes and, in February 2004, the Company issued 1.4 million common shares in a private sale at $24.80 per share. Proceeds from both transactions were used, on an interim basis, primarily to repay floating rate debt. These funds are intended to provide long-term liquidity for portfolio improvement and expansion. To date, however, the Company has been unable to find suitable investment opportunities in its preferred markets at acceptable pricing as the investment climate for multifamily properties remains extremely competitive. While the extent and timing of additional property acquisitions are unknown, when this capital is fully invested in real estate, it is expected to provide returns that are significantly higher than our current floating rate interest costs. Interest expense on the Convertible Senior Notes for the year, including amortization of financing costs, was $2,447,000 greater than in 2003.

Additional information regarding the Company's financial position and results, including selected market operating data, appear in the accompanying tables.

The Town and Country Trust is a multifamily real estate investment trust that owns and operates 38 apartment communities with 13,065 apartment homes in the Mid-Atlantic states and Florida.

Additional information regarding The Town and Country Trust can be found on the Trust's web site at www.tctrust.com

With the exception of historical information, the matters herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Securities Litigation Reform Act of 1995. Management cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied. Examples of such factors that could result in such differences include but are not limited to: interest rate fluctuations; competition for tenants; changes in the Trust's capacity to acquire additional apartment properties and any changes in the Trust's financial condition or operating results due to an acquisition of additional apartment properties; local economic and business conditions, including without limitation, conditions which may affect public securities markets generally, the real estate investment trust industry, or the markets in which the Trust's apartment properties are located, and other factors referred to in the Trust's periodic and other reports filed with the Securities and Exchange Commission.

FOR FURTHER DETAILS CONTACT
THE TOWN AND COUNTRY TRUST:

Thomas L. Brodie               Alan W. Lasker                   FINANCIAL RELATIONS BOARD
President and COO              Sr. Vice President and CFO       Joseph Calabrese (Investor Inquiries)
The Town and Country Trust     The Town and Country Trust       (212) 827-3772
(212) 407-2161                 (212) 407-2151

                                 -TABLES FOLLOW-

                           THE TOWN AND COUNTRY TRUST
                              FINANCIAL HIGHLIGHTS
                (IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED)

                                                                         Three Months                      Year
                                                                      Ended December 31,             Ended December 31,
                                                                  --------------------------   ----------------------------
                                                                    2004      2003    Change     2004       2003     Change
                                                                  --------  --------  ------   ---------  ---------  ------
Revenues:
   Gross rental income                                            $ 34,121  $ 32,103    6.3%   $ 131,710  $ 121,133    8.7%
   Less: Vacancy and credit loss                                     2,664     2,209   20.6%      10,327      8,414   22.7%
                                                                  --------  --------           ---------  ---------
   Net rental income                                                31,457    29,894    5.2%     121,383    112,719    7.7%
   Other rental revenue                                              1,488     1,384    7.5%       5,592      5,298    5.5%
                                                                  --------  --------           ---------  ---------
      Total rental revenues                                         32,945    31,278    5.3%     126,975    118,017    7.6%
Operating expenses:
 Real estate taxes and insurance                                     3,224     3,365   -4.2%      13,230     12,647    4.6%
 Utilities                                                           1,831     1,745    4.9%       7,463      7,181    3.9%
 Repairs and maintenance                                             3,669     3,653    0.4%      15,877     14,664    8.3%
 Marketing and advertising                                           1,287     1,131   13.8%       4,880      4,172   17.0%
 Management expense                                                  1,803     1,704    5.8%       6,765      6,619    2.2%
 Other                                                               1,565     1,650   -5.2%       5,495      5,387    2.0%
                                                                  --------  --------           ---------  ---------
      Total operating expenses                                      13,379    13,248    1.0%      53,710     50,670    6.0%
                                                                  --------  --------           ---------  ---------
        Net operating income (NOI) (c)                              19,566    18,030    8.5%      73,265     67,347    8.8%

Real estate depreciation and amortization                            5,820     5,836   -0.3%      28,859     20,675   39.6%
Interest expense                                                     8,397     8,075    4.0%      32,969     28,785   14.5%
General and administrative expenses                                  1,446     1,207   19.8%       5,866      4,744   23.7%
Separation expense                                                   1,533         -               1,533          -
Other depreciation and amortization                                    418       184               1,224        712
                                                                  --------  --------           ---------  ---------
 Income before discontinued operations and minority interests (a)    1,952     2,728               2,814     12,431

Income allocated to minority interest from continuing operations      (247)     (375)               (364)    (1,681)
Minority interest distribution in excess of earnings (b)                 -         -                   -        576
                                                                  --------  --------           ---------  ---------
  Income from continuing operations                                  1,705     2,353               2,450     11,326

Discontinued Operations:
(Loss) income from discontinued operations                             (23)     (112)                918      2,054
Gain on sales of properties                                              -    38,718                   -     80,081
Impairment of assets held for disposition                                -    (4,000)             (1,672)    (4,000)
Loss (income) allocated to minority interest from discontinued
operations                                                               3    (4,761)                100    (10,693)
                                                                  --------  --------           ---------  ---------
(Loss) income from discontinued operations                             (20)   29,845                (654)    67,442
                                                                  --------  --------           ---------  ---------
Net income                                                        $  1,685  $ 32,198           $   1,796  $  78,768
                                                                  ========  ========           =========  =========
BASIC EARNINGS PER SHARE:
 Income from continuing operations                                $   0.10  $   0.15           $    0.15  $    0.72
 Income (loss) from discontinued operations                              -      1.93               (0.04)      4.27
                                                                  --------  --------           ---------  ---------
        Net income                                                $   0.10  $   2.08           $    0.11  $    4.99
                                                                  ========  ========           =========  =========
DILUTED EARNINGS PER SHARE:
 Income from continuing operations                                $   0.10  $   0.15           $    0.14  $    0.70
 Income (loss) from discontinued operations                              -      1.89               (0.04)      4.20
                                                                  --------  --------           ---------  ---------
 Net income                                                       $   0.10  $   2.04           $    0.10  $    4.90
                                                                  ========  ========           =========  =========
Weighted average common shares outstanding-basic                    17,068    15,463              16,896     15,773
Dilutive effect of outstanding options and restricted shares           302       335                 278        298
                                                                  --------  --------           ---------  ---------
Weighted average common shares outstanding-diluted                  17,370    15,798              17,174     16,071
                                                                  ========  ========           =========  =========
Dividends declared per share                                      $   0.43  $   0.43           $    1.72  $    1.72

FUNDS FROM OPERATIONS (c):
 Net income                                                       $  1,685  $ 32,198           $   1,796  $  78,768
 Income allocated to minority interest                                 244     5,136                 264     11,798
 Gain on involuntary conversion                                          -         -                (558)      (621)
 Gain on sales of properties                                             -   (38,718)                  -    (80,081)
 Real estate depreciation (d)                                        5,820     6,135              28,859     23,175
                                                                  --------  --------           ---------  ---------
 Funds from operations                                            $  7,749  $  4,751   63.1%   $  30,361  $  33,039   -8.1%
                                                                  ========  ========           =========  =========
FUNDS FROM OPERATIONS PER SHARE:
 Basic                                                            $   0.40  $   0.27           $    1.57  $    1.81
 Diluted (f)                                                      $   0.39  $   0.26   48.5%   $    1.53  $    1.75  -12.9%

See accompanying Notes to Supplemental Information

                           THE TOWN AND COUNTRY TRUST
                        SAME STORE MARKET OPERATING DATA

                                                                                 Three Months
                                                        Three Months                Ended                      Year
                                                      Ended December 31,         September 30,          Ended December 31,
                                                ----------------------------    ---------------   ---------------------------------
                                                  2004       2003     Change         2004            2004       2003        Change
                                                --------   --------   ------       --------       ----------  ---------   ----------
PROPERTY OPERATING INCOME ($000'S)
Rental revenue                                  $ 30,009   $ 28,549      5.1%      $ 29,149       $ 115,710   $ 112,660         2.7%
Operating expenses                                12,339     12,253      0.7%        13,043          49,581      48,570         2.1%
                                                --------   --------   ------       --------       ---------   ---------   ---------
  Same Store net operating income (NOI)         $ 17,670   $ 16,296      8.4%      $ 16,106       $  66,129   $  64,090         3.2%
                                                ========   ========   ======       ========       =========   =========   =========

RECONCILIATION OF SAME STORE NOI TO CONTINUING
NOI
Same Store net operating income (NOI)           $ 17,670   $ 16,296                $ 16,106       $  66,129   $  64,090
2003 Acquisitions rental revenue                   2,936      2,729                   2,813          11,265       5,357
2003 Acquisitions operating expenses              (1,040)      (995)                 (1,052)         (4,129)     (2,100)
                                                --------   --------                --------       ---------   ---------
  Net operating income (NOI)                    $ 19,566   $ 18,030                $ 17,867       $  73,265   $  67,347
                                                ========   ========                ========       =========   =========

RENTAL REVENUE ($000'S)
Baltimore                                       $ 10,282   $  9,897      3.9%      $ 10,070       $  39,881   $  38,847         2.7%
Metropolitan Washington, DC
  Northern Virginia                                5,725      5,477      4.5%         5,687          22,357      21,682         3.1%
  Maryland Suburbs                                 3,417      3,254      5.0%         3,301          13,337      12,811         4.1%
Pennsylvania                                       4,177      3,948      5.8%         3,870          15,606      15,547         0.4%
Orlando, Florida                                   2,050      1,918      6.9%         1,994           7,903       7,572         4.4%
Sarasota/Bradenton, Florida                        1,824      1,688      8.1%         1,770           7,019       6,637         5.8%
Newark, Delaware                                   1,337      1,186     12.7%         1,285           4,887       4,866         0.4%
Palm Beach Gardens, Florida                        1,197      1,181      1.4%         1,172           4,720       4,698         0.5%
                                                --------   --------   ------       --------       ---------   ---------   ---------
     Total                                      $ 30,009   $ 28,549      5.1%      $ 29,149       $ 115,710   $ 112,660         2.7%
                                                ========   ========   ======       ========       =========   =========   =========

AVERAGE MONTHLY RENT (NET OF CONCESSIONS)
Baltimore                                            791        748      5.7%           782             770         734         4.9%
Metropolitan Washington, DC
  Northern Virginia                                1,102      1,039      6.1%         1,076           1,070       1,036         3.3%
  Maryland Suburbs                                   944        917      2.9%           948             938         908         3.3%
Pennsylvania                                         661        647      2.2%           652             654         638         2.5%
Orlando, Florida                                     738        717      2.9%           725             724         715         1.3%
Sarasota/Bradenton, Florida                          772        748      3.2%           762             760         744         2.2%
Newark, Delaware                                     917        889      3.1%           913             888         881         0.8%
Palm Beach Gardens, Florida                          907        902      0.6%           897             900         901        -0.1%
                                                --------   --------   ------       --------       ---------   ---------   ---------
     Total                                      $    835   $    800      4.4%      $    824       $     817   $     791         3.3%
                                                ========   ========   ======       ========       =========   =========   =========

OCCUPANCY
Baltimore                                           90.1%      93.4%    -3.3%          91.0%           91.1%       93.2%       -2.1%
Metropolitan Washington, DC
  Northern Virginia                                 92.8%      95.1%    -2.3%          95.5%           94.0%       94.4%       -0.4%
  Maryland Suburbs                                  91.3%      93.2%    -1.9%          92.6%           92.6%       92.9%       -0.3%
Pennsylvania                                        92.2%      94.3%    -2.1%          91.8%           91.1%       94.4%       -3.3%
Orlando, Florida                                    95.7%      93.0%     2.7%          95.4%           94.5%       91.7%        2.8%
Sarasota/Bradenton, Florida                         97.2%      93.5%     3.7%          95.5%           95.6%       93.2%        2.4%
Newark, Delaware                                    96.6%      91.3%     5.3%          95.7%           93.1%       94.1%       -1.0%
Palm Beach Gardens, Florida                         96.3%      94.3%     2.0%          93.9%           94.7%       94.3%        0.4%
                                                --------   --------   ------       --------       ---------   ---------   ---------
     Total                                          92.4%      93.8%    -1.4%          93.0%           92.5%       93.6%       -1.1%
                                                ========   ========   ======       ========       =========   =========   =========

                              COMMUNITY INFORMATION

                                       COMMUNITIES                     APARTMENT HOMES
                             -------------------------------  ---------------------------------     % of
                                2004        2003                 2004         2003                 Total
                             Same Store  Acquisitions  Total  Same Store  Acquisitions   Total   Portfolio
                             ----------  ------------  -----  ----------  ------------  -------  ---------
MARKET:
Baltimore                        10            2          12     4,592        405         4,997       38.2%
Metropolitan Washington, DC
  Northern Virginia               5            1           6     1,823        328         2,151       16.5%
  Maryland Suburbs                4                        4     1,236                    1,236        9.5%
Pennsylvania                      7                        7     2,073                    2,073       15.9%
Orlando, Florida                  3                        3       930                      930        7.1%
Sarasota/Bradenton, Florida       3                        3       742                      742        5.7%
Newark, Delaware                  2                        2       488                      488        3.7%
Palm Beach Gardens, Florida       1                        1       448                      448        3.4%
                                 --            -          --    ------        ---        ------      -----
     Total                       35            3          38    12,332        733        13,065      100.0%
                                 ==            =          ==    ======        ===        ======      =====

                           THE TOWN AND COUNTRY TRUST
                             SUMMARY BALANCE SHEETS
                            (IN THOUSANDS, UNAUDITED)

                                                                 December 31,
                                                                2004       2003
                                                             ---------------------
ASSETS:
  Real estate, at cost                                       $ 815,318   $ 809,135
  Accumulated depreciation                                    (271,984)   (273,383)
                                                             ---------   ---------
  Net real estate assets                                       543,334     535,752
  Real estate and other assets held for disposition                  -      32,561
  Other assets                                                  18,750      20,677
                                                             ---------   ---------
Total Assets                                                 $ 562,084   $ 588,990
                                                             ---------   ---------
LIABILITIES AND SHAREHOLDERS' EQUITY:
  Mortgage debt                                              $ 415,132   $ 427,318
  5.375% Convertible Senior Notes due 2023                      74,750      74,750
  Notes Payable                                                  2,000           -
  Mortgage debt and other liabilities held for disposition           -      23,734
  Other liabilities                                             16,893      16,270
  Minority interest                                              6,592       7,556
  Shareholders' equity                                          46,717      39,362
                                                             ---------   ---------
Total liabilities and shareholders' equity                   $ 562,084   $ 588,990
                                                             ---------   ---------

                                 CAPITALIZATION
                                DECEMBER 31, 2004
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 % of
                                                                  % of           Total      Interest
                                                 Amount           Debt      Capitalization    Rate          Maturity
                                               -----------        -----     --------------  --------       -----------
DEBT:
Secured Fixed Rate:
  Fannie Mae (e)                               $   340,000         69.2%                      6.64%        April, 2008
  Freddie Mac                                       33,175          6.7%                      6.81%        April, 2009
  Freddie Mac                                       17,450          3.5%                      7.85%         Nov., 2009
  Freddie Mac                                       24,507          5.0%                      4.15%        April, 2007
                                               -----------        -----         -----         ----
Total Secured Fixed Rate Debt                      415,132         84.4%         39.8%        6.55%
                                               -----------        -----         -----         ----
Unsecured:
  5.375% Convertible Senior Notes due 2023          74,750         15.2%                      5.38%         Aug., 2023
  Unsecured credit facility                          2,000          0.4%                      3.62%
                                               -----------        -----         -----         ----
Total Unsecured debt                                76,750         15.6%          7.4%        5.33%
                                               -----------        -----         -----         ----
Total Debt                                     $   491,882        100.0%         47.2%        6.36%
                                               -----------        -----         -----         ----
EQUITY:
Common shares outstanding                           17,479
OP units                                             2,467
                                               -----------
Total shares and OP units outstanding               19,946
Common share price at December 31, 2004        $     27.63
                                               -----------
Total equity capitalization, at market         $   551,111                       52.8%
                                               -----------                      -----
Total market capitalization (debt and equity)  $ 1,042,993                      100.0%
                                               ===========                      =====

See accompanying Notes to Supplemental Information

                           THE TOWN AND COUNTRY TRUST
                        NOTES TO SUPPLEMENTAL INFORMATION
                                   (UNAUDITED)

(a) Minority interests represent certain limited partnership interests, equivalent to 2,467,000 shares.

(b) In 2003, represents the reallocation of income previously allocated to minority interest in 2002 as required under U.S. generally accepted accounting principles that had been necessary to keep the minority interest balance as reported in the Company's Balance Sheet from falling below zero.

(c) Funds from operations ("FFO") is computed as income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) excluding gains and losses from sales and involuntary conversions of operating properties, plus real estate depreciation. This computation of FFO is consistent with the formal definition promulgated by the National Association of Real Estate Investment Trusts (NAREIT). The reconciliation of FFO to Net income, the most directly comparable financial measure calculated in accordance with U.S. GAAP, is included in the Financial Highlights. Management generally considers FFO to be a useful measure for reviewing the comparative operating performance of the Trust between periods or as compared to other companies, without giving effect to real estate depreciation and amortization, which assumes that the value of real estate diminishes predictably over time and which can vary among owners of similar assets based upon historical cost and useful life estimates.

            The Company uses net operating income (NOI) to measure the operating results of its communities and to compare the operating performance of single assets or groups of assets. The Company defines NOI as property rental income less property operating expenses and does not include depreciation and amortization, interest expense, general and administrative expenses, separation expense, discontinued operations, or gains/losses on sales of properties. Accordingly, this performance measure is not intended as a replacement for net income determined in accordance with U.S. generally accepted accounting principles. NOI is widely used by management and investors in the real estate industry in connection with the valuation of income-producing real estate and as a supplemental measure of operating performance. NOI measures presented by the Company may not be comparable to other similarly titled measures of other companies. A reconciliation of NOI to Net Income is included in the Financial Highlights.

            FFO and NOI should not be considered alternatives to net income as a measure of performance nor do they represent cash generated from operating activities in accordance with U.S. GAAP and, therefore, they should not be considered indicative of cash available to fund cash needs.

(d) Includes real estate depreciation on discontinued operations, which is through the date of classification as held for disposition.

(e) The information shown for this debt gives effect to two interest rate swap agreements in the aggregate notional amount of $40 million, which have the effect of fixing the interest rate on this amount of debt at approximately 4.67% through April 2007.

(f) Diluted FFO per share for the year ended December 31, 2003 has been restated as a result of the 4th quarter 2004 adoption of Emerging Issues Task Force Issue 04-08, "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share".